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                                                                    EXHIBIT 10.4

                     AMENDMENT NO.1 TO SEVERANCE AGREEMENT

     AMENDMENT NO. 1, entered into as of September 18, 1998 ("Amendment"), to Severance Agreement, dated as of February 23, 1998 (the "Agreement"), by and between Global Industrial Technologies, Inc., a Delaware corporation (the "Company"), and ________________ ("Executive").

     Company and Executive hereby agree, pursuant to Section 17 of the Agreement and for and in consideration of the premises and the mutual covenants and agreements contained herein, to amend the Agreement in the following respects:

     1.  Paragraph 1(a), "Average Bonus Fraction," is deleted in its entirety.

     2.  Paragraphs 1(b) through (l) are redesignated as Paragraphs 1(a) through
         (k).

     3. Paragraph 1(b) as redesignated is amended by restatement in its entirety to read as follows:

         (c) "Bonus Amount" means the Executive's current annual rate of base salary on the Date of Termination (or, if greater, the base salary in effect on the date of a Change in Control) multiplied by the percentage of base pay designated by the Executive Compensation Committee of the Board for purposes of establishing the "target" bonus opportunity of the Executive (pursuant to the annual incentive compensation plan in which the Executive participates) for the fiscal year of the Company in which the Date of Termination occurs (or, if greater, in which a Change in Control occurs).

     4. Defined terms used in this Amendment shall have the meanings assigned to them in the Agreement.

     5.  The Agreement is only amended as expressly set forth herein.

     EXECUTED as of the day and year first above written by the undersigned duly authorized officer of the Company and the Executive.


Global Industrial Technologies, Inc.


By:                                       By:
   --------------------------------          -----------------------------------
         Rawles Fulgham                                [name]
         Chairman                                      [title]